EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 90 to Registration Statement No. 2-27962 on Form N-1A of our reports dated February 15, 2008 relating to the financial statements and financial highlights of Eaton Vance Special Investment Trust (the "Trust"), including Eaton Vance Small-Cap Growth Fund and Small-Cap Growth Portfolio appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Boston, Massachusetts August 28, 2008